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David Skipper, 281-836-8155

Archrock Partners Reports First Quarter 2017 Results

HOUSTON, May 4, 2017 - Archrock Partners, L.P. (NASDAQ: APLP) today reported a net loss of $4.3 million, or $0.07 per diluted common unit, for the first quarter of 2017, compared to a net loss of $14.0 million, or $0.22 per diluted common unit, for the fourth quarter of 2016 and net income of $0.5 million, or $0.01 per diluted common unit, for the first quarter of 2016.
EBITDA, as adjusted (as defined below), was $61.1 million for the first quarter 2017, compared to $69.0 million for the fourth quarter 2016 and $69.4 million for the first quarter 2016.
Revenue was $137.3 million for the first quarter 2017, compared to $135.4 million for the fourth quarter 2016 and $151.4 million for the first quarter 2016. Gross margin was $81.0 million, or 59% of revenue, in the first quarter of 2017, compared to $84.0 million, or 62% of revenue, in the fourth quarter of 2016 and $93.6 million, or 62% of revenue, in the first quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $20.3 million for the first quarter of 2017 compared to $18.4 million for the fourth quarter of 2016 and $23.7 million in the first quarter of 2016.
Cash flows from operating activities were $60.7 million for the first quarter of 2017, compared to $39.3 million for the fourth quarter of 2016 and $66.0 million for the first quarter of 2016.
Distributable cash flow (as defined below) was $34.4 million for the first quarter of 2017, compared to $41.3 million for the fourth quarter of 2016 and $43.9 million for the first quarter of 2016. Distributable cash flow coverage was 1.80x for the first quarter of 2017, compared to 2.16x for the fourth quarter of 2016 and 2.51x for the first quarter of 2016.
“Archrock Partners’ revenue continued to stabilize in the first quarter,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “During the quarter, industry activity improved considerably, and we captured our highest level of new orders since the fourth quarter of 2014. Relatedly, higher order activity drove an increase in labor and make-ready expense as we prepare to meet higher demand.”
“As a later cycle participant, we believe 2017 will be a transition year as the current cycle turns from contraction to expansion,” continued Childers. “During this transition period, we will work to balance cyclical lows in pricing and utilization with the need to invest in resources and equipment to meet the expected growth ahead.”
“Archrock Partners’ strong new order activity as well as the expected increase in demand for natural gas has given us confidence in the long-term positive outlook for our business. Our existing idle capacity as well as investment in our compression fleet will enable us to capitalize on opportunities as the predicted growth in U.S. natural gas production occurs,” concluded Childers.
Net income, excluding the items listed in the following sentence, for the first quarter of 2017 was $2.2 million, or $0.03 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $6.2 million and debt extinguishment costs of $0.3 million. Net income, excluding the items listed in the following sentence, for the fourth quarter of 2016 was $10.1 million, or $0.16 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $23.8 million as well as restructuring charges and expensed acquisition costs totaling $0.4 million. Net income, excluding the items listed in the following sentence, for the first quarter of 2016 was $11.1 million, or $0.18 per diluted common unit. The excluded items consisted of a non-cash long-lived asset impairment of $6.3 million as well as restructuring charges and expensed acquisition costs totaling $4.3 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, May 4, 2017, to discuss their first quarter 2017 financial results. The call will begin at 10:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4474 8336.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4474 8336#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, debt extinguishment costs, other items and non-cash SG&A costs. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, long-lived asset impairment, restructuring charges, expensed acquisition costs, non-cash SG&A costs, debt extinguishment costs, and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions declared. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by total revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.
Net income (loss), excluding items, a non-GAAP measure, is defined as net income (loss) plus long-lived asset impairment, restructuring charges, expensed acquisition costs and debt extinguishment costs. A reconciliation of net income (loss), excluding items, to net income (loss), the most directly comparable GAAP measure, appears below.

About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE: AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as

amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future commodity prices, demand for natural gas and economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook; statements about Archrock Partners’ distributions; demand for Archrock Partners’ services; expectations regarding Archrock Partners’ ability to utilize its idle fleet and invest in its compression fleet to capitalize on anticipated future opportunities; and Archrock Partners’ cost reduction plans.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Revenue	$137,295	$135,406	$151,424

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	56,277	51,387	57,860
Depreciation and amortization	36,885	37,790	39,237
Long-lived asset impairment	6,210	23,751	6,315
Restructuring charges	—	16	4,139
Selling, general and administrative — affiliates	20,311	18,380	23,679
Interest expense	20,223	19,774	18,742
Debt extinguishment costs	291	—	—
Other (income) loss, net	112	(2,614)	838
Total costs and expenses	140,309	148,484	150,810
Income (loss) before income taxes	(3,014)	(13,078)	614
Provision for income taxes	1,302	943	94
Net income (loss)	$(4,316)	$(14,021)	$520

General partner interest in net income (loss)	$(86)	$(279)	$14

Common units interest in net income (loss)	$(4,230)	$(13,742)	$506

Weighted average common units outstanding used in income (loss) per common unit (1):
Basic	65,418	62,400	59,740

Diluted	65,418	62,400	59,740

Income (loss) per common unit (1):
Basic	$(0.07)	$(0.22)	$0.01

Diluted	$(0.07)	$(0.22)	$0.01

(1) Basic and diluted income (loss) per common unit is computed using the two-class method. Under the two-class method, basic and diluted income (loss) per common unit is determined by dividing net income (loss) allocated to the common units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (unvested phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding common units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Revenue	$137,295	$135,406	$151,424

Gross margin (1)	$81,018	$84,019	$93,564
Gross margin percentage	59%	62%	62%

EBITDA, as adjusted (1)	$61,115	$69,004	$69,418
% of revenue	45%	51%	46%

Capital expenditures	$14,090	$11,400	$22,542
Less: Proceeds from sale of property, plant and equipment	(4,187)	(13,444)	(149)
Net capital expenditures	$9,903	$(2,044)	$22,393

Cash flows from operating activities	$60,715	$39,328	$66,003
Distributable cash flow (2)	$34,432	$41,325	$43,947

Distributions declared for the period per common unit	$0.2850	$0.2850	$0.2850
Distributions declared to all unitholders for the period	$19,101	$19,107	$17,517
Distributable cash flow coverage (3)	1.80x	2.16x	2.51x

	March 31,	December 31,	March 31,
	2017	2016	2016

Debt (4)	1,347,357	$1,342,724	$1,428,710
Total partners' capital	$500,429	522,173	507,369

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(4,316)	$(14,021)	$520
Depreciation and amortization	36,885	37,790	39,237
Long-lived asset impairment	6,210	23,751	6,315
Restructuring charges	—	16	4,139
Selling, general and administrative — affiliates	20,311	18,380	23,679
Interest expense	20,223	19,774	18,742
Debt extinguishment costs	291	—	—
Other (income) loss, net	112	(2,614)	838
Provision for income taxes	1,302	943	94
Gross margin (1)	81,018	84,019	93,564
Expensed acquisition costs (in Other (income) loss, net)	—	351	172
Non-cash selling, general and administrative — affiliates	520	400	199
Less: Selling, general and administrative — affiliates	(20,311)	(18,380)	(23,679)
Less: Other income (loss), net	(112)	2,614	(838)
EBITDA, as adjusted (1)	61,115	69,004	69,418
Less: Provision for income taxes	(1,302)	(943)	(94)
Less: (Gain) loss on sale of property, plant and equipment (in Other (income) loss, net)	148	(2,946)	53
Less: Loss on non-cash consideration in March 2016 Acquisition	—	—	635
Less: Cash interest expense	(18,254)	(18,600)	(18,018)
Less: Maintenance capital expenditures	(7,275)	(5,190)	(8,047)
Distributable cash flow (2)	$34,432	$41,325	$43,947

Cash flows from operating activities	$60,715	$39,328	$66,003
Provision for doubtful accounts	(278)	(395)	(1,025)
Restructuring charges	—	16	4,139
Expensed acquisition costs (in Other (income) loss, net)	—	351	172
Deferred income tax provision	(1,302)	(972)	(96)
Payments for settlement of interest rate swaps that include financing elements	(581)	(714)	(812)
Maintenance capital expenditures	(7,275)	(5,190)	(8,047)
Change in assets and liabilities	(16,847)	8,901	(16,387)
Distributable cash flow (2)	$34,432	$41,325	$43,947

Net income (loss)	$(4,316)	$(14,021)	$520
Items:
Long-lived asset impairment	6,210	23,751	6,315
Restructuring charges	—	16	4,139
Expensed acquisition costs	—	351	172
Debt extinguishment costs	291	—	—
Net income, excluding items	$2,185	$10,097	$11,146

Diluted income (loss) per common unit	$(0.07)	$(0.22)	$0.01
Adjustment for items per common unit	0.10	0.38	0.17
Diluted earnings per common unit, excluding items (1)	$0.03	$0.16	$0.18

(1) Management believes EBITDA, as adjusted, diluted income per common unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Total available horsepower (at period end) (1) (2)	3,267	3,290	3,301

Total operating horsepower (at period end) (1) (3)	2,826	2,874	2,891

Average operating horsepower	2,861	2,816	2,961

Horsepower utilization:
Spot (at period end)	87%	87%	88%
Average	88%	86%	89%

Total available horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,795	3,819	4,044

Total operating horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,079	3,115	3,325

(1) Includes compressor units leased from Archrock, Inc. with an aggregate horsepower of approximately 4,000, 1,000, and 400 at March 31, 2017, December 31, 2016, and March 31, 2016, respectively. Excludes compressor units leased to Archrock, Inc. with an aggregate horsepower of approximately 6,000, and 100 at December 31, 2016, and March 31, 2016, respectively. No units were leased to Archrock as of March 31, 2017.

(2) Defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as a standby revenue.